Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193

(212) 351-4000

www.gibsondunn.com

September 4, 2007

Direct Dial	Client Matter No.
(212) 351-4000	C 67293-00065

Fax No.
(212) 351-4035

Capital One Financial Corporation

1680 CapitalOne Drive

McLean, VA 22102-3491

Re:	Capital One Financial Corporation

Registration Statement on Form S-3 (File No. 333-133943)

$1,500,000,000 6.750% Senior Notes due 2017

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-133943, (the “Registration Statement”), of Capital One Financial Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on May 9, 2006, and the Prospectus Supplement dated August 28, 2007, and filed with the Commission on August 29, 2006 pursuant to Rule 424(b) of the Securities Act relating to the offering and sale by the Company of $1,500,000,000 aggregate principal amount of its 6.750% Senior Notes due 2017 (the “Notes”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Notes constitute legal, valid and binding obligations of the Company.

GIBSON, DUNN & CRUTCHER LLP

Capital One Financial Corporation

September 4, 2007

We consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Company, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

Gibson, Dunn & Crutcher LLP